UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

State Street Corporation (“SSC” and, together with its subsidiaries on a consolidated basis, “State Street”), like other bank holding companies with total consolidated assets of $50 billion or more, periodically submits a plan for its rapid and orderly resolution under the U.S. Bankruptcy Code in the event of material financial distress or failure - commonly referred to as a resolution plan (“Resolution Plan”) or a living will - to the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Federal Deposit Insurance Corporation (the “FDIC”) (together, the “Agencies”) under Section 165(d) of the Dodd-Frank Act. Through resolution planning, we seek, in the event of insolvency, to maintain State Street Bank and Trust Company’s (“State Street Bank”) role as a key infrastructure provider within the financial system, while minimizing risk to the financial system and maximizing value for the benefit of our stakeholders. We submitted our 2017 Resolution Plan to the Agencies on June 30, 2017.
In the event of material financial distress or failure, our preferred resolution strategy is the Single Point of Entry Strategy (“SPOE Strategy”). For more information about the SPOE Strategy, please refer to the “Business-Supervision and Regulation-Resolution Planning” section of our Form 10-K for the year ended December 31, 2016. The SPOE Strategy provides that prior to the bankruptcy of SSC and pursuant to a support agreement (the “Support Agreement”) among SSC, State Street Intermediate Funding LLC (“SSIF,” which is a recently formed direct subsidiary of SSC), State Street’s Beneficiary Entities (as defined below) and certain other State Street entities, SSIF is obligated to recapitalize and/or provide liquidity to State Street Bank and the other State Street entities benefiting from such capital and/or liquidity (collectively with State Street Bank, “Beneficiary Entities”), in amounts designed to prevent the Beneficiary Entities from themselves entering into resolution proceedings. Following the recapitalization of or provision of liquidity to the Beneficiary Entities, SSC would enter into a bankruptcy proceeding under the U.S. Bankruptcy Code. The Beneficiary Entities and other State Street subsidiaries would be transferred to a newly organized holding company held by a reorganization trust for the benefit of SSC’s claimants.
Under the Support Agreement, SSC has pre-funded SSIF by contributing certain of its assets (primarily its liquid assets, cash deposits, debt investments, investments in marketable securities and other cash and non-cash equivalent investments) to SSIF contemporaneous with entering into the Support Agreement and will continue contributions on an ongoing basis. In consideration for these contributions, SSIF has agreed in the Support Agreement to provide capital and liquidity support to SSC and all of the Beneficiary Entities in accordance with SSC’s capital and liquidity policies. Under the Support Agreement, SSC is only permitted to retain certain amounts of cash needed to meet its upcoming obligations and to fund expenses during a potential bankruptcy proceeding. SSIF has provided SSC with a committed credit line and issued (and may issue) one or more promissory notes to SSC (the “SSC Funding Notes”) that together are intended to allow State Street to continue to meet its obligations throughout the period prior to the occurrence of a “Recapitalization Event” (as defined below). In the event a Recapitalization Event occurs, the obligations outstanding under the SSC Funding Notes would automatically convert into or be exchanged for capital contributed to SSIF, and the SSC Funding Notes would be subordinated to SSIF’s obligations under the Support Agreement. The obligations of SSC and SSIF under the Support Agreement are secured through a Security Agreement that grants a lien on the assets that SSC and SSIF would use to fulfill their obligations under the Support Agreement to the Beneficiary Entities. SSIF is a distinct legal entity separate from SSC and SSC’s other affiliates.
In accordance with its policies, State Street is required to monitor on an ongoing basis the capital and liquidity needs of State Street Bank and the other Beneficiary Entities. To support this process, State Street has established a comprehensive trigger framework that identifies key actions that would need to be taken or decisions that would need to be made if certain events tied to State Street’s financial condition occur. In the event that State Street experiences material financial distress, the Support Agreement requires State Street to model and calculate certain capital and liquidity triggers on a regular basis to determine whether or not SSC should commence preparations for a bankruptcy filing and whether or not a Recapitalization Event has occurred. Upon the occurrence of a Recapitalization Event:

(1) SSIF would not be authorized to provide any further liquidity to SSC; (2) SSC would be required to contribute to SSIF any remaining assets it is required to contribute to SSIF under the Support Agreement; (3) SSC would be expected to commence Chapter 11 proceedings under the U.S. Bankruptcy Code; and (4) SSIF would be required to provide capital and liquidity support to the Beneficiary Entities to support such entities’ continued operation. No person or entity, other than a party to the Support Agreement, may rely on any State Street affiliate being or remaining a Beneficiary Entity or receiving capital or liquidity support pursuant to the Support Agreement.
A “Recapitalization Event” is defined under the Support Agreement as the earlier occurrence of one or more capital and liquidity thresholds being breached or the authorization by SSC’s Board of Directors for SSC to commence bankruptcy proceedings. These thresholds are set at levels intended to provide for the availability of sufficient capital and liquidity to enable an orderly resolution without extraordinary government support. The SPOE Strategy and the obligations under the Support Agreement may result in the recapitalization of State Street Bank and the commencement of bankruptcy proceedings by SSC at an earlier stage of financial stress than might otherwise occur without such mechanisms in place. An expected effect of the SPOE Strategy and applicable total loss-absorbing capacity (“TLAC”) regulatory requirements is that State Street’s losses will be imposed on SSC's shareholders and the holders of eligible long-term debt and other forms of eligible TLAC securities issued by SSC, as well as on any other SSC creditors, before any of its losses are imposed on the holders of the debt securities of SSC’s operating subsidiaries or any of their depositors or creditors, or before U.S. taxpayers are put at risk.
There can be no assurance that credit rating agencies, in response to the 2017 Resolution Plan or the Support Agreement, will not downgrade, place on negative watch or change their outlook on our debt credit ratings, generally or on specific debt securities. Any such downgrade, placement on negative watch or change in outlook could adversely affect our cost of borrowing, limit our access to the capital markets or result in restrictive covenants in future debt agreements and could also adversely impact the trading prices, or the liquidity, of our outstanding debt securities.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ SEAN P. NEWTH
		Name:	Sean P. Newth
		Title:	Senior Vice President, Chief Accounting Officer and Controller
Date:	July 5, 2017